Exhibit 99.1

Contacts:	Debbie Walery	Stephanie Wakefield
	Public Relations	Senior Director, Investor Relations
	+ 1 650 385 5735	+1 650 385 5261
	dwalery@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS RECORD SECOND QUARTER REVENUES AND
EARNINGS
Achieves Second Quarter Record GAAP Operating Margin of 15 Percent and Non-GAAP
Operating Margin of 23 Percent
REDWOOD CITY, Calif., July 23, 2009 — Informatica Corporation (NASDAQ: INFA), the leading independent provider of enterprise data integration software and services, today announced financial results for the second quarter ended June 30, 2009.
     Revenues for the second quarter of 2009 were $117.3 million, up three percent from the $113.8 million recorded in the second quarter of 2008. License revenues for the second quarter were $48.7 million, compared to $48.5 million recorded in the second quarter of 2008. Total revenues were negatively impacted by currency fluctuations. Using currency exchange rates from the second quarter of 2008, total revenues would have been $6.5 million higher in the second quarter of 2009.
     Income from operations for the second quarter of 2009, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was a second quarter record $17.1 million or 15 percent of revenue, up 17 percent from $14.6 million in the second quarter of 2008. GAAP net income for the second quarter of 2009 was $12.0 million or $0.13 per diluted share, in comparison to $11.5 million or $0.12 per diluted share in the second quarter of 2008. For the three-month periods ended June 30, 2009 and June 30, 2008, earnings per diluted share was calculated on an “if converted” basis, including the add-back of $1.0 and $1.1 million, respectively, of interest and convertible notes issuance cost amortization, net of income taxes.
     Non-GAAP income from operations for the second quarter of 2009 was $26.5 million or 23 percent of revenue, up 22 percent from $21.7 million in the second quarter of 2008. Non-GAAP net income for the second quarter of 2009 was $18.7 million or $0.19 per diluted share, up 12 percent from $16.7 million or $0.17 per diluted share in the second quarter of 2008. Non-

GAAP income from operations and non-GAAP net income exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, facilities restructurings, purchased in-process research and development, and share-based payments. A reconciliation of GAAP results to non-GAAP results is included below.
     For the six-month period ended June 30, 2009, revenues were $226.4 million, an increase of four percent from the $217.5 million recorded for the first six months of 2008. License revenues for the first six months of 2009 were $92.8 million, up from $92.7 million in the first six months of 2008. GAAP net income for the first six months of 2009 was $23.0 million or $0.25 per diluted share, up from $22.7 million or $0.24 per diluted share in the first six months of 2008. Non-GAAP net income for the first six months of 2009 was $35.8 million or $0.37 per diluted share, up over 10 percent from $32.4 million or $0.33 per diluted share in the first six months of 2008. For the six-month periods ended June 30, 2009 and June 30, 2008, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $2.1 and $2.2 million, respectively, of interest and convertible notes issuance cost amortization, net of income taxes.
     “Our sustained record results over the previous five years, despite the unprecedented macroeconomic challenges, underscore the merits of our focused strategy to establish Informatica as the number one independent leader in the data integration market,” said Sohaib Abbasi, chairman and CEO of Informatica. “I would like to recognize the Informatica team for their exemplary operational discipline.”
Significant milestones achieved since April 2009 include:
•	Signed repeat business with 237 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included Alliant Energy, Allergan, Bank of America, Cadbury Adams, Deutsche Post, Harvard Business School, Maryland Department of Education and Safaricom.

•	Added 65 new customers. Informatica increased its customer base this quarter to 3,793 companies including 65 new Informatica customers and 64 customers added through the AddressDoctor acquisition. New customers include China Southern Power Grid, Comprehensive Health Management, Directorate General of Immigration Indonesia, Friends Provident Management Services, Japan Post, Sterling Health Plans and Swire Beverage.

•	Announced PowerCenter Cloud Edition and Informatica On Demand PowerCenter Service. PowerCenter Cloud Edition enables IT departments to deploy PowerCenter on Amazon’s Elastic Computing Cloud (Amazon EC2) infrastructure to integrate data managed by Amazon EC2, other cloud computing vendors and even on-premise applications.

•	Acquired AddressDoctor to advance Data Quality leadership by adding premier global address validation capabilities covering more than 200 countries and territories. With AddressDoctor, Informatica customers gain global address validation as part of a comprehensive data quality product offering.

•	Positioned in the Leaders Quadrant in the Gartner 2009 Data Quality Tools Magic Quadrant. According to the report, “the market for data quality tools continues to enjoy significant growth despite challenging economic conditions and the general curtailment of IT budgets. Organizations are aware that data quality competence is fundamental to the success of critical initiatives such as master data management (MDM), information governance, business intelligence (BI) and IT modernization.”

•	Announced Ninth Annual Innovation Awards. 2009 winners were recognized for achieving exemplary business value and showcasing operational efficiencies through their use of the Informatica Data Integration Platform. The overall winner for 2009 was Carnival Cruise Lines for “A Strategic Approach to Data Integration.” Additional winners include Australian Department of Innovation, Industry, Science and Research (DIISR), Australian Pharmaceutical Industry, Avaya, Bax Global/Schenker, BNSF, Centene, Duke Energy, ICICI Prudential Life Insurance Company, NBC Universal, Smith & Nephew and Zyme Solutions.

•	Received certification for Informatica’s Application Information Lifecycle Management solutions for Data Archiving on the Hitachi Content Archive Platform. The Hitachi and Informatica relationship provides customers with a cost-effective way to archive, store and retrieve business critical information.

•	Informatica CFO Earl Fry recognized as Finance Executive of the Year 2009. Mr. Fry was awarded Stevie Awards in the 7th annual American Business Awards and in the 6th annual International Business Awards in recognition of his contributions to Informatica’s growth and his exceptional financial stewardship.
Conference Call and Webcast
Informatica will discuss its second quarter 2009 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 41395997.
About Informatica
Informatica Corporation (NASDAQ: INFA) is the world’s number one independent leader in data integration software. The Informatica Platform provides corporations with a comprehensive, unified, open and economical approach to lower IT costs and gain competitive advantage from their information assets. More than 3,700 companies worldwide rely on Informatica to access, integrate and trust their information assets held in the traditional enterprise and in the internet cloud. For more information, call +1-650-385-5000 (1-800-653-3871 in the U.S.) or visit www.informatica.com.

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
GAAP Net income	$11,989	$11,503	$23,048	$22,727

Plus:
Amortization of acquired technology	1,859	951	3,416	1,571
Amortization of intangible assets	2,434	993	4,485	1,355
Facilities restructuring charges	595	921	1,404	1,868
Purchased in-process research and development	—	390	—	390
Share-based payments	4,564	3,832	8,763	7,946
Tax benefit of amortization of intangible assets and restructuring charges	(1,821)	(1,049)	(3,474)	(1,801)
Tax benefit of purchased in-process research and development	—	(152)	—	(152)
Tax benefit of share-based payments	(958)	(694)	(1,847)	(1,496)

Non-GAAP Net income	$18,662	$16,695	$35,795	$32,408

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Diluted net income per share: *
Diluted GAAP Net income per share	$0.13	$0.12	$0.25	$0.24

Plus:
Amortization of acquired technology	0.02	0.01	0.03	0.01
Amortization of intangible assets	0.02	0.01	0.04	0.01
Facilities restructuring charges	0.01	0.01	0.01	0.02
Purchased in-process research and development	—	—	—	—
Share-based payments	0.04	0.04	0.09	0.08
Tax benefit of amortization of intangible assets and
restructuring charges	(0.02)	(0.01)	(0.03)	(0.02)
Tax benefit of purchased in-process research and development	—	—	—	—
Tax benefit of share-based payments	(0.01)	(0.01)	(0.02)	(0.01)

Diluted Non-GAAP Net income per share	$0.19	$0.17	$0.37	$0.33

Shares used in computing diluted GAAP Net income per share	100,692	104,457	101,019	104,403
Shares used in computing diluted Non-GAAP Net income per share	102,038	104,898	101,902	104,925

*	Diluted EPS is calculated under the “if converted” method for the three and six months ended June 30, 2009 and 2008. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $1.0 and $1.1 million for the three months ended June 30, 2009 and 2008, respectively, and $2.1 and $2.2 million for the six months ended June 30, 2009 and 2008, respectively.
Non-GAAP Financial Information
To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income, income from operations and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The Company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends, and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income, income from operations, or net income per share prepared in accordance with GAAP in the U.S.
Forward Looking Statements
This press release contains forward-looking statements relating to Informatica’s opportunity for growth in the data integration market, Informatica’s acquisition of AddressDoctor, expected benefits to our customers and products and assumptions regarding product release and service availability. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release.  The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; (3) successful integration of AddressDoctor’s products and employees and the achievement of expected synergies; (4) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products; and (5) delays or changes in announced product and service functionality. Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica’s report on Form 10-Q for the quarter ended March 31, 2009, which are on file with the SEC and are available on the Company’s investor relations website at http://www.informatica.com/.  All information provided in this release is as of July 23, 2009 and Informatica undertakes no duty to update this information.
###
Note: Informatica, PowerCenter Cloud Edition, Informatica On Demand PowerCenter Service and AddressDoctor are trademarks or registered trademark of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
License	$48,730	$48,523	$92,789	$92,732
Service	68,614	65,237	133,613	124,738

Total revenues	117,344	113,760	226,402	217,470

Cost of revenues:
License	628	897	1,376	1,590
Service	18,374	21,380	36,846	41,165
Amortization of acquired technology	1,859	951	3,416	1,571

Total cost of revenues	20,861	23,228	41,638	44,326

Gross profit	96,483	90,532	184,764	173,144

Operating expenses:
Research and development	18,928	18,497	37,111	36,221
Sales and marketing	46,444	45,966	87,882	88,753
General and administrative	10,995	9,146	21,801	17,515
Amortization of intangible assets	2,434	993	4,485	1,355
Facilities restructuring charges	595	921	1,404	1,868
Purchased in-process research and development	—	390	—	390

Total operating expenses	79,396	75,913	152,683	146,102

Income from operations	17,087	14,619	32,081	27,042
Interest income and other, net	(7)	1,765	879	5,323

Income before income taxes	17,080	16,384	32,960	32,365
Income tax provision	5,091	4,881	9,912	9,638

Net income	$11,989	$11,503	$23,048	$22,727

Basic net income per common share	$0.14	$0.13	$0.26	$0.26

Diluted net income per common share (1)	$0.13	$0.12	$0.25	$0.24

Shares used in computing basic net income per common share	87,198	88,565	87,378	88,347

Shares used in computing diluted net income per common share	100,692	104,457	101,019	104,403

(1)	Diluted EPS is calculated under the “if converted” method for the three and six months ended June 30, 2009 and 2008. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $1.0 and $1.1 million for the three months ended June 30, 2009 and 2008, respectively, and $2.1 and $2.2 million for the six months ended June 30, 2009 and 2008, respectively.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$134,220	$179,874
Short-term investments	287,101	281,055
Accounts receivable, net of allowances of $3,127 and $2,558 respectively	78,896	87,492
Deferred tax assets	23,777	22,336
Prepaid expenses and other current assets	13,848	12,498

Total current assets	537,842	583,255

Property and equipment, net	8,260	9,063
Goodwill and intangible assets, net	321,541	254,592
Long-term deferred tax assets	2,550	7,294
Other assets	8,414	8,908

Total assets	$878,607	$863,112

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and other current liabilities	$79,659	$71,282
Accrued facilities restructuring charges	20,476	19,529
Deferred revenues	122,656	120,892

Total current liabilities	222,791	211,703

Convertible senior notes	201,000	221,000
Accrued facilities restructuring charges, less current portion	39,007	44,939
Long-term deferred revenues	5,269	8,847
Long-term income taxes payable	12,721	20,668

Stockholders’ equity	397,819	355,955

Total liabilities and stockholders’ equity	$878,607	$863,112

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2009	2008
Operating activities:
Net income	$23,048	$22,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,698	2,813
Allowance for doubtful accounts and sales returns allowance	297	215
Gain on early extinguishment of debt	(337)	—
Share-based payments	8,763	7,946
Deferred income taxes	(402)	(1,377)
Tax benefits from stock option plans	2,552	5,124
Excess tax benefits from share-based payments	(1,366)	(4,375)
Amortization of intangible assets and acquired technology	7,901	2,926
In-process research and development	—	390
Non-cash facilities restructuring charges	1,404	1,868
Other non-cash items	116	(128)
Changes in operating assets and liabilities:
Accounts receivable	10,538	14,618
Prepaid expenses and other assets	(1,289)	(14,718)
Accounts payable and other current liabilities	(9,330)	645
Income taxes payable	(554)	1,309
Accrued facilities restructuring charges	(6,308)	(6,036)
Deferred revenues	(5,779)	7,891

Net cash provided by operating activities	31,952	41,838

Investing activities:
Purchases of property and equipment	(1,800)	(1,921)
Purchases of investments	(222,874)	(152,784)
Payment of investment in equity interests	—	(3,000)
Maturities and sales of investments	216,532	206,625
Business acquisitions, net of cash acquired	(58,963)	(79,844)
Transfer from restricted cash	—	12,016

Net cash used in investing activities	(67,105)	(18,908)

Financing activities:
Net proceeds from issuance of common stock	13,793	18,782
Repurchases and retirement of common stock	(9,021)	(15,838)
Repurchases of convertible senior notes	(19,200)	—
Excess tax benefits from share-based payments	1,366	4,375

Net cash provided by (used in) financing activities	(13,062)	7,319

Effect of foreign exchange rate changes on cash and cash equivalents	2,561	1,244

Net increase (decrease) in cash and cash equivalents	(45,654)	31,493
Cash and cash equivalents at beginning of period	179,874	203,661

Cash and cash equivalents at end of period	$134,220	$235,154

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Three Months Ended
	June 30, 2009				June 30, 2008
	GAAP	Adjustments (a)		Non-GAAP	GAAP	Adjustments (a)		Non-GAAP
Revenues:
License	$48,730	$—		$48,730	$48,523	$—		$48,523
Service	68,614	—		68,614	65,237	—		65,237

Total revenues	117,344	—		117,344	113,760	—		113,760

Cost of revenues:
License	628	—		628	897	—		897
Service	18,374	(583	) (b)	17,791	21,380	(493	) (b)	20,887
Amortization of acquired technology	1,859	(1,859)		—	951	(951)		—

Total cost of revenues	20,861	(2,442)		18,419	23,228	(1,444)		21,784

Gross profit	96,483	2,442		98,925	90,532	1,444		91,976

Operating expenses:
Research and development	18,928	(1,173	) (b)	17,755	18,497	(966	) (b)	17,531
Sales and marketing	46,444	(1,578	) (b)	44,866	45,966	(1,230	) (b)	44,736
General and administrative	10,995	(1,230	) (b)	9,765	9,146	(1,143	) (b)	8,003
Amortization of intangible assets	2,434	(2,434)		—	993	(993)		—
Facilities restructuring charges	595	(595)		—	921	(921)		—
Purchased in-process research and development	—	—		—	390	(390)		—

Total operating expenses	79,396	(7,010)		72,386	75,913	(5,643)		70,270

Income from operations	17,087	9,452		26,539	14,619	7,087		21,706
Interest income and other, net	(7)	—		(7)	1,765	—		1,765

Income before income taxes	17,080	9,452		26,532	16,384	7,087		23,471
Income tax provision	5,091	2,779		7,870	4,881	1,895		6,776

Net income	$11,989	$6,673		$18,662	$11,503	$5,192		$16,695

Net income per share:
Basic	$0.14			$0.21	$0.13			$0.19

Diluted (c)	$0.13			$0.19	$0.12			$0.17

Weighted shares used to compute net income per share:
Basic	87,198			87,198	88,565			88,565

Diluted	100,692	1,346	(d)	102,038	104,457	441	(d)	104,898

(a)	The following table summarizes the Non-GAAP adjustments for the respective periods presented:

	Three Months Ended
	June 30,
	2009	2008
Net income, GAAP basis	$11,989	$11,503
Amortization of acquired technology	1,859	951
Amortization of intangible assets	2,434	993
Facilities restructuring charges	595	921
Purchased in-process research and development	—	390
Share-based payments	4,564	3,832
Tax benefit for amortization of intangible assets and restructuring charges	(1,821)	(1,049)
Tax benefit of purchased in-process research and development	—	(152)
Tax benefit of share-based payments	(958)	(694)

Net income, Non-GAAP basis	$18,662	$16,695

(b)	This amount represents share-based payments.

(c)	Diluted EPS is calculated under the “if converted” method for the three months ended June 30, 2009 and 2008. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $1.0 and $1.1 million for the three months ended June 30, 2009 and 2008, respectively.

(d)	Anti-diluted shares generated from the unrecognized share-based payments under the “treasury stock method” have been added back to the non-GAAP diluted weighted shares due to non-GAAP results excluding the share-based payments.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Six Months Ended				Six Months Ended
	June 30, 2009				June 30, 2008
	GAAP	Adjustments (a)		Non-GAAP	GAAP	Adjustments (a)		Non-GAAP
Revenues:
License	$92,789	$—		$92,789	$92,732	$—		$92,732
Service	133,613	—		133,613	124,738	—		124,738

Total revenues	226,402	—		226,402	217,470	—		217,470

Cost of revenues:
License	1,376	—		1,376	1,590	—		1,590
Service	36,846	(1,114	) (b)	35,732	41,165	(1,039	) (b)	40,126
Amortization of acquired technology	3,416	(3,416)		—	1,571	(1,571)		—

Total cost of revenues	41,638	(4,530)		37,108	44,326	(2,610)		41,716

Gross profit	184,764	4,530		189,294	173,144	2,610		175,754

Operating expenses:
Research and development	37,111	(2,291	) (b)	34,820	36,221	(2,030	) (b)	34,191
Sales and marketing	87,882	(2,945	) (b)	84,937	88,753	(2,603	) (b)	86,150
General and administrative	21,801	(2,413	) (b)	19,388	17,515	(2,274	) (b)	15,241
Amortization of intangible assets	4,485	(4,485)		—	1,355	(1,355)		—
Facilities restructuring charges	1,404	(1,404)		—	1,868	(1,868)		—
Purchased in-process research and development	—	—		—	390	(390)		—

Total operating expenses	152,683	(13,538)		139,145	146,102	(10,520)		135,582

Income from operations	32,081	18,068		50,149	27,042	13,130		40,172
Interest income and other, net	879	—		879	5,323	—		5,323

Income before income taxes	32,960	18,068		51,028	32,365	13,130		45,495
Income tax provision	9,912	5,321		15,233	9,638	3,449		13,087

Net income	$23,048	$12,747		$35,795	$22,727	$9,681		$32,408

Net income per share:
Basic	$0.26			$0.41	$0.26			$0.37

Diluted (c)	$0.25			$0.37	$0.24			$0.33

Weighted shares used to compute net income per share:
Basic	87,378			87,378	88,347			88,347

Diluted	101,019	883	(d)	101,902	104,403	522	(d)	104,925

(a)	The following table summarizes the Non-GAAP adjustments for the respective periods presented:

	Six Months Ended
	June 30,
	2009	2008
Net income, GAAP basis	$23,048	$22,727
Amortization of acquired technology	3,416	1,571
Amortization of intangible assets	4,485	1,355
Facilities restructuring charges	1,404	1,868
Purchase in-process research and development	—	390
Share-based payments	8,763	7,946
Tax benefit for amortization of intangible assets and restructuring charges	(3,474)	(1,801)
Tax benefit of purchased in-process research and development	—	(152)
Tax benefit of share-based payments	(1,847)	(1,496)

Net income, Non-GAAP basis	$35,795	$32,408

(b)	This amount represents share-based payments.

(c)	Diluted EPS is calculated under the “if converted” method for the six months ended June 30, 2009 and 2008. This includes the add-back of of interest and convertible notes issuance cost amortization, net of applicable income taxes of $2.1 million and $2.2 million for the six months ended June 30, 2009 and 2008, respectively.

(d)	Anti-diluted shares generated from the unrecognized share-based payments under the “treasury stock method” have been added back to the non-GAAP diluted weighted shares due to non-GAAP results excluding the share-based payments.